UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

ZIKA DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

WATERMARK GROUP, INC.
(Former name of registrant)

Nevada	000-55251	42-1768077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8160 S. Highland Drive, Salt Lake City, Utah 84093
(Address of principal executive offices) (Zip Code)

(801) 438-1001
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 3, 2016, Watermark Group, Inc. (the "Company") filed a Certificate of Amendment with the State of Nevada to amend its Articles of Incorporation to change the name of the Company to Zika Diagnostics, Inc. This action was approved by the Company's Board of Directors on October 17, 2016 and a majority of its shareholders on October 18, 2016. The Company will file a form of Issuer Company Related Action Notification with FINRA to announce the name change and to request a change in ticker symbol to better reflect the new corporate name. The Company will file another 8-K announcing the new symbol when it has been issued.

In conjunction with changing the name of the Company, the Board of Directors elected to change the fiscal year end of the Company to December 31. The Company's Annual Report on Form 10-K for the fiscal year for the period ending December 31, 2016 will include the transition period not included in the Company's Annual Report on Form 10-K filed July 21, 2016 for the year ended April 30, 2016.

Item 9.01 Financial Statements and Exhibits.

Number Description

3.1                                         Certificate of Amendment dated November 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIKA DIAGNOSTICS, INC.

Date:   December 1, 2016

By: /s/ Dwight H. Egan
Name: Dwight H. Egan
Title: President and Chief Executive Officer